Exhibit 99
TI reports second quarter 2026 financial results and shareholder returns
Conference call at 3:30 p.m. Central time today on ti.com/ir
DALLAS (July 22, 2026) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported second quarter revenue of $5.46 billion, net income of $1.98 billion and earnings per share of $2.14. Earnings per share included a 5-cent benefit that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 13% sequentially and 23% from the same quarter a year ago with broad growth led by industrial, data center and automotive.
•"Our cash flow from operations of $8.7 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $6.5 billion.
•"Over the past 12 months we invested $3.9 billion in R&D and SG&A, invested $3.3 billion in capital expenditures and returned $5.8 billion to owners.
•"TI's third quarter outlook is for revenue in the range of $5.65 billion to $6.15 billion and earnings per share between $2.23 and $2.57."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures, plus proceeds from U.S. CHIPS and Science Act (CHIPS Act) incentives.
Earnings summary

(In millions, except per-share amounts)	Q2 2026	Q2 2025	Change
Revenue	$5,463	$4,448	23%
Operating profit	$2,310	$1,563	48%
Net income	$1,980	$1,295	53%
Earnings per share	$2.14	$1.41	52%
Cash generation

		Trailing 12 Months
(In millions)	Q2 2026	Q2 2026	Q2 2025	Change
Cash flow from operations	$2,703	$8,667	$6,439	35%
Free cash flow	$2,738	$6,534	$1,763	271%
Free cash flow % of revenue		33.6%	10.6%
Cash return

		Trailing 12 Months
(In millions)	Q2 2026	Q2 2026	Q2 2025	Change
Dividends paid	$1,295	$5,112	$4,900	4%
Stock repurchases	$27	$707	$1,810	(61)%
Total cash returned	$1,322	$5,819	$6,710	(13)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended June 30,
(In millions, except per-share amounts)	2026	2025
Revenue	$5,463	$4,448
Cost of revenue (COR)	2,111	1,873
Gross profit	3,352	2,575
Research and development (R&D)	535	527
Selling, general and administrative (SG&A)	490	485
Acquisition charges	17	—
Operating profit	2,310	1,563
Other income (expense), net (OI&E)	69	48
Interest and debt expense	141	133
Income before income taxes	2,238	1,478
Provision for income taxes	258	183
Net income	$1,980	$1,295

Diluted earnings per common share	$2.14	$1.41

Average shares outstanding:
Basic	912	908
Diluted	920	912

Cash dividends declared per common share	$1.42	$1.36

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$309	$199
Discrete tax items	(51)	(16)
Provision for income taxes (effective taxes)	$258	$183

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,980	$1,295
Income allocated to RSUs	(11)	(7)
Income allocated to common stock for diluted EPS	$1,969	$1,288

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	June 30,
(In millions, except par value)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,660	$3,044
Short-term investments	3,341	2,315
Accounts receivable, net of allowances of ($22) and ($24)	2,520	1,934
Raw materials	467	402
Work in process	2,407	2,429
Finished goods	1,731	1,981
Inventories	4,605	4,812
Prepaid expenses and other current assets	1,631	2,379
Total current assets	15,757	14,484
Property, plant and equipment at cost	17,856	16,878
Accumulated depreciation	(5,945)	(4,557)
Property, plant and equipment	11,911	12,321
Goodwill	4,330	4,362
Deferred tax assets	1,017	1,096
Capitalized software licenses	314	248
Overfunded retirement plans	316	253
Other long-term assets	2,237	2,169
Total assets	$35,882	$34,933

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$1,149	$—
Accounts payable	680	881
Accrued compensation	536	595
Income taxes payable	70	53
Accrued expenses and other liabilities	809	963
Total current liabilities	3,244	2,492
Long-term debt	12,903	14,043
Underfunded retirement plans	123	122
Deferred tax liabilities	55	63
Other long-term liabilities	1,550	1,810
Total liabilities	17,875	18,530
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	5,129	4,245
Retained earnings	53,161	52,249
Treasury common stock at cost
Shares: June 30, 2026 – 828; June 30, 2025 – 832	(41,941)	(41,676)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(83)	(156)
Total stockholders' equity	18,007	16,403
Total liabilities and stockholders' equity	$35,882	$34,933

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended June 30,
(In millions)	2026	2025
Cash flows from operating activities
Net income	$1,980	$1,295
Adjustments to net income:
Depreciation	547	460
Amortization of capitalized software	21	21
Stock compensation	127	129
Gains on sales of assets	(8)	—
Deferred taxes	(62)	(50)
Increase (decrease) from changes in:
Accounts receivable	(275)	(74)
Inventories	90	(125)
Prepaid expenses and other current assets	2	(9)
Accounts payable and accrued expenses	101	92
Accrued compensation	142	172
Income taxes payable	(14)	(71)
Changes in funded status of retirement plans	3	(18)
Other	49	38
Cash flows from operating activities	2,703	1,860

Cash flows from investing activities
Capital expenditures	(514)	(1,305)
Proceeds from CHIPS Act incentives	549	—
Proceeds from asset sales	32	—
Purchases of short-term investments	(2,407)	(1,192)
Proceeds from short-term investments	636	1,131
Other	2	31
Cash flows from investing activities	(1,702)	(1,335)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	1,199
Dividends paid	(1,295)	(1,235)
Stock repurchases	(27)	(302)
Proceeds from common stock transactions	445	115
Other	(13)	(21)
Cash flows from financing activities	(890)	(244)

Net change in cash and cash equivalents	111	281
Cash and cash equivalents at beginning of period	3,549	2,763
Cash and cash equivalents at end of period	$3,660	$3,044

Supplemental cash flow information
Investment tax credit (ITC) used to reduce income taxes payable	$301	$203
Proceeds from CHIPS Act incentives	549	—
Total cash benefit related to the CHIPS Act	$850	$203

Segment results

(In millions)	Q2 2026	Q2 2025	Change
Analog:
Revenue	$4,365	$3,452	26%
Operating profit	$1,992	$1,325	50%
Embedded Processing:
Revenue	$788	$679	16%
Operating profit	$168	$85	98%
Other:
Revenue	$310	$317	(2)%
Operating profit *	$150	$153	(2)%
* Includes Acquisition charges

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow is calculated as cash flows from operating activities (also referred to as cash flow from operations) less capital expenditures, plus proceeds from CHIPS Act incentives.
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Three Months Ended June 30,	For 12 Months Ended June 30,
(In millions)	2026	2026	2025	Change
Cash flow from operations (GAAP) *	$2,703	$8,667	$6,439	35%
Capital expenditures	(514)	(3,312)	(4,936)
Proceeds from CHIPS Act incentives	549	1,179	260
Free cash flow (non-GAAP)	$2,738	$6,534	$1,763	271%

Revenue		$19,453	$16,675

Cash flow from operations as a percentage of revenue (GAAP)		44.6%	38.6%
Free cash flow as a percentage of revenue (non-GAAP)		33.6%	10.6%
* Includes cash benefits of $301 million, $433 million and $479 million from the CHIPS Act ITC used to reduce income taxes payable for the three months ended June 30, 2026, and the twelve months ended June 30, 2026 and 2025, respectively.
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Our ability to compete in products and prices in an intensely competitive industry;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to retain, train and recruit skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Our ability to make principal and interest payments on our debt when due;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures and sells analog and embedded processing chips for markets such as industrial, automotive, data center, personal electronics and communications equipment. At our core, we have a passion to create a better world by making electronics more affordable through semiconductors. This passion is alive today as each generation of innovation builds upon the last to make our technology more reliable, more affordable and lower power, making it possible for semiconductors to go into electronics everywhere. Learn more at TI.com.